EXHIBIT 10.1

BANK OF OKLAHOMA N.A.	Jane P. Faulkenberry
Senior Vice President
Bank of Oklahoma Tower	918-588-6272
P 0. Box 2300	FAX: 918-588-8231
Tulsa, Oklahoma 74192	Jfaulkenberry@bokf.com

January 1, 2001

Mr. Lyndell G. Mosley
Chief Financial Officer
The Monarch Cement Company
449 1200 Street
Humboldt, KS 66748

Dear Lyndell:

Bank of Oklahoma, N.A. ("Lender") is pleased to extend an unsecured credit commitment to The Monarch Cement Company ("Borrower") in the aggregate amount of $35 million (the "Commitment").  The Commitment will be composed of a $30,000,000 Advancing Term Loan ("Term Loan") and a $5,000,000 Revolving Line of Credit ("Revolving Line"), and will be subject to the terms and conditions of this letter agreement ("Agreement").

CREDIT FACILITIES:
1.  The Term Loan.  Lender agrees to loan Borrower up to $30,000,000 as Borrower may from time to time request as evidenced by a promissory note in the form attached hereto as Exhibit A, maturing on December 31, 2005, (which, together with any extensions, renewals and changes in form thereof, is hereinafter referred to as the "Term Note").  Advances under the Term Note shall be used for general corporate purposes, including capital expenditures, investments, and acquisitions.

    1.1.  Provided there is no Event of Default, Borrower may advance, pay down, and re-advance funds on the Term Note for a period of two years commencing from the date of the first advance.
    1.2.  At the end of the two year period ("Conversion Date"), the outstanding balance on the Term Note will be payable in equal quarterly installments of principal and interest in an amount to equate to a 7 year amortization, with such payments calculated using the interest rate in effect on the Conversion Date, provided however, that either Lender or Borrower may elect to recalculate the payment installments on the 12-month anniversary of the Conversion Date based on the outstanding principal balance on that date, the current floating interest rate on that date, and the number of quarters remaining in the original 7 year amortization.  All outstanding principal and interest will be due and payable on December 31, 2005.
    1.3.  Borrower may prepay the Term Loan in whole or part at any time without penalty.
    1.4.  Interest shall accrue and be payable quarterly as set forth in the Term Note at a floating interest rate of the Chase Manhattan Bank prime rate less 1.25%.
    1.5.  Borrower shall pay Lender a commitment fee of .125% of the term loan amount at the earlier of:  a) date of first advance under the Commitment or b) March 31, 2001.

2.  The Revolving Line.  Lender agrees to loan Borrower up to $5,000,000 as Borrower may from time to time request as evidenced by a promissory note in the form attached as Exhibit B, maturing on December 31, 2002 (which, together with any extensions, renewals and changes in form thereof, is hereinafter referred to as the "Line Note").  Advances under the Line Note shall be used for working capital and general corporate purposes, including capital expenditures, investments, acquisitions, and issuance of letters of credit.

    2.1.  Provided there is no Event of Default, Borrower may advance, pay down, and re-advance funds on the Line Note.
    2.2.  Letters of Credit shall be issued pursuant to Lender's standard procedure, upon receipt by Lender of an application; provided that (a) no event of default has occurred and is continuing, (b) the requested letter of credit will not expire after the maturity date of the Line Note.  Borrower shall pay all standard fees and costs charged by Lender in connection with the issuance of Letters of Credit.  Lender shall be reimbursed for drawings under the Letters of Credit either by Borrower or by an advance on the Line Note.
    2.3.  Borrower may prepay the Revolving Line in whole or part at any time without penalty.
    2.4.  Interest shall accrue and be payable quarterly as set forth in the Line Note at a floating interest rate of the Chase Manhattan Bank prime rate less 1.25%.  The outstanding principal balance plus any unpaid accrued interest shall be payable at maturity date of December 31, 2002.
    2.5.  Borrower shall pay Lender a commitment fee in an amount equal to .125% per annum of the average unused amount of the Revolving Line, payable quarterly in arrears.

CONDITIONS PRECEDENT:
Prior to funding the Commitment, the Borrower shall execute and deliver to Lender the following:
    1)  This Agreement
    2)  The Term Note
    3)  The Line Note
    4)  A certified copy of Borrower's corporate resolution authorizing the execution, delivery, and performance of this Agreement, the Term Note, and the Line Note.

REPRESENTATIONS AND WARRANTIES:
Borrower represents and warrants to Lender that:
    1)  Borrower is duly organized, existing and in good standing under the laws of the state in which it is organized.
    2)  The borrowing hereunder and the execution, delivery, and performance by Borrower of this Agreement, the Term Note, and the Line Note have been duly authorized by the Borrower and are not in contravention of any law, rule or regulation or of the terms of the Borrower's Articles of Incorporation, or of any agreement or instrument to which Borrower is a party or by which Borrower may be bound.

TERMS AND CONDITIONS:
Unless otherwise agreed to in writing by Lender:

1.  Financial Statements:  Borrower will provide annual audited financial statements within 120 days of the end of each fiscal year and quarterly unaudited financial statements within 60 days after the end of each quarter.

2.  Minimum Net Worth:  Borrower will maintain a minimum tangible net worth (in accordance with generally accepted accounting principles) of $62,500,000 determined on the last day of any fiscal quarter.

3.  Sale or Merger:  Borrower will not sell to, merge or consolidate with any person or entity or permit any such merger or consolidation with the Borrower, except for:  a) mergers between Borrower and any of its subsidiaries, and b) mergers in which Borrower is the surviving entity.

4.  Creation or Existence of Liens:  Borrower will not create or permit to exist any mortgage, pledge, lien, or other encumbrance on any of its property, personal or real, tangible or intangible, other than purchase money security interests up to $5,000,000 in the aggregate related to the acquisition of assets of Borrower acquired in the ordinary course of business.

5.  Limitation on Indebtedness:  Borrower will not create, assume, or incur:
    5.1.  Secured debt in the aggregate in excess of $5,000,000; and
    5.2.  Unsecured debt, other than this Commitment, in the aggregate in excess of $10,000,000.

6.  Change in Ownership:  Borrower will not permit the sale or transfer of capital stock that results in a change in control of Borrower.  A change in control (as defined in Borrower's proxy statement) is any merger, consolidation, or disposition of all or substantially all of the assets of Borrower or any acquisition by any person or group of persons acting in concert who after such acquisition would own more than 30% of the Borrower's outstanding voting stock.

7.  Reimbursement of Expenses:  Borrower will pay all reasonable and customary out-of-pocket expenses incurred as part of this Agreement, including but not limited to reasonable attorney's fees; however, there will be no costs to Borrower for preparation of the loan documents for the Agreement, absent material modifications.

8.  General Terms:  Borrower agrees to maintain its properties, maintain insurance in amounts and against risks customary for Borrower's business, maintain all licenses and permits necessary to conduct Borrower's business, comply with laws including but not limited to environmental laws, and maintain its corporate existence in good standing.

EVENTS OF DEFAULT:
Borrower shall be in default under this Agreement upon the occurrence of any one or more of the following events or conditions, herein called "Default":
    1)  Any payment required under any Note or obligation of Borrower to Lender is not made within ten days of the due date.
    2)  Borrower fails to perform or comply with any covenant, obligation, warranty or provision in this Agreement or in any note or obligation of Borrower to Lender, and such default continues uncured for thirty days or more from date of occurrence.
    3)  Any warranty, representation, financial information, or statement made or furnished to Lender by or in behalf of Borrower proves to have been false in any material respect when made or furnished.
    4)  The condemnation, seizure or appropriation of substantially all, or such as in Lender's reasonable opinion constitutes a material portion, of the assets of Borrower.
    5)  The rendering against Borrower of one or more final judgments, decrees, or orders for payment not covered by insurance, and the continuance of such judgment or order unsatisfied and in effect for any period of 30 consecutive days without a stay of execution.
    6)  Dissolution or termination of existence of Borrower
    7)  Appointment of a receiver over any part of the property of Borrower, the assignment of property of Borrower for the benefit of creditors, or the commencement of any proceedings under any bankruptcy or insolvency laws by or against Borrower.

Upon the occurrence or the existence of a Default, Lender may, at its option and without notice or demand to Borrower, immediately declare due and payable all liabilities and obligations of Borrower to Lender and exercise all rights and remedies possessed by Lender.

GENERAL PROVISIONS:
In addition to the terms and provisions stated herein, Borrower consents to the provisions of the Term Note and Line Note; provided however, that to the extent any conflict exists between this Agreement and the Notes, then this Agreement shall be controlling.

LENDER	BORROWER

Bank of Oklahoma, N.A.	The Monarch Cement Company

By: /s/ Jane Faulkenberry	By: /s/ Walter H. Wulf, Jr.
Name: Jane P. Faulkenberry	Name: Walter H. Wulf, Jr.
Title: Senior Vice President	Title: President

CUSTOMER COPY
PROMISSORY NOTE - Fixed or Variable Rate - Commercial
DEBTOR(S) NAME AND ADDRESS	NOTE NUMBER 0001	DATE OF NOTE 01/01/01	MATURITY DATE 12/31/05	PRINCIPAL AMOUNT $30,000,000.00
The Monarch Cement Company	CUSTOMER NUMBER 5296900	☒ NEW LOAN ☐ RENEWAL OF LOAN(S) NUMBER:		OFFICER JPF071
☐ FIXED INTEREST RATE OF ______% PER ANNUM INTEREST PAYABLE: __________________
449 1200 Street	☒VARIABLE INTEREST RATE 1.25000% BELOW Chase Manhattan Bank Prime Rate
Humboldt, KS 66748-1000	INITIAL RATE 8.25000 % INTEREST PAYABLE
	COLLATERAL CATEGORIES			SOCIAL SECURITY/TIN NUMBER: 48-0340590
PAYMENT TERMS	See Exhibit "A" attached hereto and by this reference made an integral part hereto.			PURPOSE Business Expansion

FOR VALUE RECEIVED, the undersigned Debtor(s), jointly and severally if more than one, agree to the terms of this Note and promise to pay to the order of Lender named below at its place of business as indicated herein or at such other place as may be designated in writing by holder, the Principal Amount of this Note together with interest until maturity at the per annum Interest rate or rates stated above. If the writing above indicates that the per annum interest rate is to vary with changes made from time to time in the base or prime rate of Lender or other financial institution, each change in the rate will become effective without notice to Debtor on the same day such base or prime rate is changed, unless a different effective date is specified above. The base or prime rate set forth above is determined by the named Financial Institution in its sole discretion primarily on a basis of its cost of funds, is not necessarily the lowest or highest rate the named Financial Institution is charging its customers, and is not necessarily a published rate. In the event the named Financial Institution fixing the base or prime rate ceases to exist or ceases to announce such a rate, lender may specify a new Financial Institution to fix such rate, in its sole discretion. Interest on this Note is calculated on the actual number of days elapsed on a basis of a 360 day year unless otherwise indicated herein. For purposes of computing interest and determining the date principal and interest payments are received, all payments made under this Note will not be deemed to have been made until such payments are received in collected funds.

PAYMENTS NOT MADE WHEN DUE. Any principal and/or interest amount not paid when due shall bear interest at a rate six percent (6%) per annum greater than the per annum interest rate prevailing on this Note at the time the unpaid amount became due, but in no event at a rate less than fifteen percent (15%) per annum. In addition or in the alternative to the interest rate provided for in this paragraph Lender may assess a charge of ten dollars ($10.00) times the number of days late to cover cost of past due notices and other expenses. In no event shall the interest rate and related charges either before or after maturity be greater than permitted by law.

ALL PARTIES PRINCIPALS. All parties liable for payment hereunder shall each be regarded as a principal and each party agrees that any party hereto with approval of holder and without notice to other parties may from time to time renew this Note or consent to one or more extensions or deferrals of Maturity Date for any term or terms, and all parties shall be liable in same manner as on original note. All parties liable for payment hereunder waive presentment, notice of dishonor and protest and consent to partial payments, substitutions or release of collateral and to addition or release of any party or guarantor.

ADVANCES AND PAYMENTS. It is agreed that the sum of all advances under this Note may exceed the Principal Amount as shown above, but the unpaid balance shall never exceed said Principal Amount. Advances and payments on Note shall be recorded on a schedule attached hereto or on the records of the Lender. Debtor appoints the Lender as Debtor's attorney in fact, irrevocably, to record advances and payments on the attached schedule or in the Lender's records. Records shall be prima facie evidence of such advances, payments and unpaid principal balance provided, however, that the failure to make a notation on the attached schedule or Lender's records with respect to any advance or payment shall not limit the obligation of the Debtor hereunder. Subsequent advances and the procedures described herein shall not be construed or interpreted as granting a continuing line of credit for Principal Amount. Lender reserves the right to apply any payment by Debtor, or for account of Debtor, toward this Note or any other obligation of Debtor to Lender.

COLLATERAL. This Note and all other obligations of Debtor to Lender, and all renewals or extensions thereof, are secured by all collateral securing this Note and by all other security interests heretofore or hereafter granted to Lender as more specifically described in Security Agreements and other securing documentation.

ACCELERATION. At option of holder, the unpaid balance of this Note and all other obligations of Debtor to holder, whether direct or indirect, absolute or contingent, now existing or hereafter arising, shall become immediately due and payable without notice or demand upon the occurrence or existence of any of the following events or conditions: (a) Any payment required by this Note or by any other note or obligation of Debtor to holder or to others is not made when due or the occurrence or existence of any event which results in acceleration of the maturity of any obligation of Debtor to holder or to others under any promissory note, agreement or undertaking; (b) Debtor defaults in performance of any covenant, obligation, warranty or provision contained in any loan agreement or in any instrument or document securing or relating to this Note or any other note or obligation of Debtor to holder or to others; (c) Any warranty, representation, financial information or statement made or furnished to Lender by or in behalf of Debtor proves to have been false in any material respect when made or furnished; /s/JPF ~~(d) The making of any levy against or seizure garnishment or attachment of any collateral; (e) Any time Lender in good faith determines prospect of payment of this Note is Impaired~~ (f)When in the judgment of Lender the collateral, if any, becomes unsatisfactory or insufficient either in character or value and upon request, Debtor fails to provide additional collateral as required by Lender; (g) Loss, theft, substantial damage or destruction of collateral, if any; (h) Death, dissolution, change in senior management, or termination of existence of any Debtor; or (i) Appointment of a receiver over any part of the property of any Debtor, the assignment of property by any Debtor for the benefit of creditors, or the commencement of any proceedings under any bankruptcy or insolvency laws by or against any party liable, directly or indirectly, hereunder.

WAIVERS. No waiver by holder of any payment or other right under this Note or any related agreement or documentation shall operate as a waiver of any other payment or right.

GOVERNING LAW. Any cause of action for a breach or enforcement of, or a declaratory judgment respecting, this agreement or any agreement related to the execution and delivery of this agreement shall be commenced and maintained only in the United States District Court for the Northern District of Oklahoma or the applicable Oklahoma state trial court sitting in Tulsa, Oklahoma and having subject matter jurisdiction; provided, however, any action to foreclose any deed of trust or real estate mortgage securing finance or repayment shall be brought in any county having mandatory venue thereof pursuant to the venue statutes of the State of Oklahoma.

COLLECTION COSTS. All parties liable for payment hereunder agree to pay reasonable costs of collection, including a reasonable attorney's fee.

RIGHT OF OFFSET. Any indebtedness due from holder hereof to Debtor or any party hereto including, but without limitation, any deposits or credit balances due from holder, is pledged to secure payment of this Note and any other obligation to holder of Debtor or any party hereto, and may at any time while the whole or any part of such obligation remains unpaid, either before or after Maturity hereof, be appropriated, held or applied toward the payment of this Note or any other obligation to holder of Debtor or any party hereto.

PURPOSE. Debtor affirms that the proceeds of this Note are to be used for a business or agricultural purpose and not for a personal, family or household purpose.

ENTIRE AGREEMENT. All parties acknowledge that this Note and related documents contain the complete and entire agreement between Debtor and Lender and no variation, modification, changes or amendments to this Note or related documents shall be binding unless in writing and signed by all parties. No legal relationship is created by the execution of this Note and related documents except that of debtor and creditor or as stated in writing.

LENDER NAME AND ADDRESS	DEBTOR(S) SIGNATURES(S)
The Monarch Cement Company
Bank of Oklahoma, N.A.	/s/ Walter H. Wulf, Jr.
PO Box 268800	Walter H. Wulf, Jr.
Oklahoma City, OK 73126-8800	President
CUSTOMER

Form BOK763 (04/10/00)	Copyright 1/89 American Bank Systems, Inc.

Exhibit "A"

Borrower may advance, pay down and re-advance for a period ending two years from date of initial advance ("Conversion Date"). Interest only payable quarterly commencing 3/31/01 until the Conversion Date. At the Conversion Date, equal quarterly installments of principal and interest in an amount to equate to a seven year amortization of the principal balance then outstanding will be payable on the last day of each calendar quarter, with such payments calculated using the interest rate in effect on Conversion Date, provided however, that either Lender or Borrower may elect to recalculate the payment installments on the 12-month anniversary of the Conversion Date based on the outstanding principal balance on that date,  the current floating interest rate on that date, and the number of quarters remaining in the original 7 year amortization. All outstanding principal plus unpaid accrued interest will be due and payable at Maturity.

The Monarch Cement Company

/s/ Walter H. Wulf, Jr.
Walter H. Wulf, Jr.
President

CUSTOMER COPY
PROMISSORY NOTE - Fixed or Variable Rate - Commercial
DEBTOR(S) NAME AND ADDRESS	NOTE NUMBER 0002	DATE OF NOTE 01/01/01	MATURITY DATE 12/31/02	PRINCIPAL AMOUNT $5,000,000.00
The Monarch Cement Company	CUSTOMER NUMBER 5296900	☒ NEW LOAN ☐ RENEWAL OF LOAN(S) NUMBER:		OFFICER JPF071
☐ FIXED INTEREST RATE OF ______% PER ANNUM INTEREST PAYABLE: __________________
449 1200 Street	☒VARIABLE INTEREST RATE 1.25000% BELOW Chase Manhattan Bank Prime Rate
Humboldt, KS 66748-1000	INITIAL RATE 8.25000 % INTEREST PAYABLE
	COLLATERAL CATEGORIES			SOCIAL SECURITY/TIN NUMBER: 48-0340590
PAYMENT TERMS	Accrued interest due and payable QUARTERLY, beginning 03/31/01 and QUARTERLY thereafter, with outstanding principal balance plus unpaid accrued interest due and payable on 12/31/02.			PURPOSE Working Capital

FOR VALUE RECEIVED, the undersigned Debtor(s), jointly and severally if more than one, agree to the terms of this Note and promise to pay to the order of Lender named below at its place of business as indicated herein or at such other place as may be designated in writing by holder, the Principal Amount of this Note together with interest until maturity at the per annum Interest rate or rates stated above. If the writing above indicates that the per annum interest rate is to vary with changes made from time to time in the base or prime rate of Lender or other financial institution, each change in the rate will become effective without notice to Debtor on the same day such base or prime rate is changed, unless a different effective date is specified above. The base or prime rate set forth above is determined by the named Financial Institution in its sole discretion primarily on a basis of its cost of funds, is not necessarily the lowest or highest rate the named Financial Institution is charging its customers, and is not necessarily a published rate. In the event the named Financial Institution fixing the base or prime rate ceases to exist or ceases to announce such a rate, lender may specify a new Financial Institution to fix such rate, in its sole discretion. Interest on this Note is calculated on the actual number of days elapsed on a basis of a 360 day year unless otherwise indicated herein. For purposes of computing interest and determining the date principal and interest payments are received, all payments made under this Note will not be deemed to have been made until such payments are received in collected funds.

PAYMENTS NOT MADE WHEN DUE. Any principal and/or interest amount not paid when due shall bear interest at a rate six percent (6%) per annum greater than the per annum interest rate prevailing on this Note at the time the unpaid amount became due, but in no event at a rate less than fifteen percent (15%) per annum. In addition or in the alternative to the interest rate provided for in this paragraph Lender may assess a charge of ten dollars ($10.00) times the number of days late to cover cost of past due notices and other expenses. In no event shall the interest rate and related charges either before or after maturity be greater than permitted by law.

ALL PARTIES PRINCIPALS. All parties liable for payment hereunder shall each be regarded as a principal and each party agrees that any party hereto with approval of holder and without notice to other parties may from time to time renew this Note or consent to one or more extensions or deferrals of Maturity Date for any term or terms, and all parties shall be liable in same manner as on original note. All parties liable for payment hereunder waive presentment, notice of dishonor and protest and consent to partial payments, substitutions or release of collateral and to addition or release of any party or guarantor.

ADVANCES AND PAYMENTS. It is agreed that the sum of all advances under this Note may exceed the Principal Amount as shown above, but the unpaid balance shall never exceed said Principal Amount. Advances and payments on Note shall be recorded on a schedule attached hereto or on the records of the Lender. Debtor appoints the Lender as Debtor's attorney in fact, irrevocably, to record advances and payments on the attached schedule or in the Lender's records. Records shall be prima facie evidence of such advances, payments and unpaid principal balance provided, however, that the failure to make a notation on the attached schedule or Lender's records with respect to any advance or payment shall not limit the obligation of the Debtor hereunder. Subsequent advances and the procedures described herein shall not be construed or interpreted as granting a continuing line of credit for Principal Amount. Lender reserves the right to apply any payment by Debtor, or for account of Debtor, toward this Note or any other obligation of Debtor to Lender.

COLLATERAL. This Note and all other obligations of Debtor to Lender, and all renewals or extensions thereof, are secured by all collateral securing this Note and by all other security interests heretofore or hereafter granted to Lender as more specifically described in Security Agreements and other securing documentation.

ACCELERATION. At option of holder, the unpaid balance of this Note and all other obligations of Debtor to holder, whether direct or indirect, absolute or contingent, now existing or hereafter arising, shall become immediately due and payable without notice or demand upon the occurrence or existence of any of the following events or conditions: (a) Any payment required by this Note or by any other note or obligation of Debtor to holder or to others is not made when due or the occurrence or existence of any event which results in acceleration of the maturity of any obligation of Debtor to holder or to others under any promissory note, agreement or undertaking; (b) Debtor defaults in performance of any covenant, obligation, warranty or provision contained in any loan agreement or in any instrument or document securing or relating to this Note or any other note or obligation of Debtor to holder or to others; (c) Any warranty, representation, financial information or statement made or furnished to Lender by or in behalf of Debtor proves to have been false in any material respect when made or furnished; /s/JPF ~~(d) The making of any levy against or seizure garnishment or attachment of any collateral; (e) Any time Lender in good faith determines prospect of payment of this Note is Impaired~~ (f)When in the judgment of Lender the collateral, if any, becomes unsatisfactory or insufficient either in character or value and upon request, Debtor fails to provide additional collateral as required by Lender; (g) Loss, theft, substantial damage or destruction of collateral, if any; (h) Death, dissolution, change in senior management, or termination of existence of any Debtor; or (i) Appointment of a receiver over any part of the property of any Debtor, the assignment of property by any Debtor for the benefit of creditors, or the commencement of any proceedings under any bankruptcy or insolvency laws by or against any party liable, directly or indirectly, hereunder.

WAIVERS. No waiver by holder of any payment or other right under this Note or any related agreement or documentation shall operate as a waiver of any other payment or right.

GOVERNING LAW. Any cause of action for a breach or enforcement of, or a declaratory judgment respecting, this agreement or any agreement related to the execution and delivery of this agreement shall be commenced and maintained only in the United States District Court for the Northern District of Oklahoma or the applicable Oklahoma state trial court sitting in Tulsa, Oklahoma and having subject matter jurisdiction; provided, however, any action to foreclose any deed of trust or real estate mortgage securing finance or repayment shall be brought in any county having mandatory venue thereof pursuant to the venue statutes of the State of Oklahoma.

COLLECTION COSTS. All parties liable for payment hereunder agree to pay reasonable costs of collection, including a reasonable attorney's fee.

RIGHT OF OFFSET. Any indebtedness due from holder hereof to Debtor or any party hereto including, but without limitation, any deposits or credit balances due from holder, is pledged to secure payment of this Note and any other obligation to holder of Debtor or any party hereto, and may at any time while the whole or any part of such obligation remains unpaid, either before or after Maturity hereof, be appropriated, held or applied toward the payment of this Note or any other obligation to holder of Debtor or any party hereto.

PURPOSE. Debtor affirms that the proceeds of this Note are to be used for a business or agricultural purpose and not for a personal, family or household purpose.

ENTIRE AGREEMENT. All parties acknowledge that this Note and related documents contain the complete and entire agreement between Debtor and Lender and no variation, modification, changes or amendments to this Note or related documents shall be binding unless in writing and signed by all parties. No legal relationship is created by the execution of this Note and related documents except that of debtor and creditor or as stated in writing.

LENDER NAME AND ADDRESS	DEBTOR(S) SIGNATURES(S)
The Monarch Cement Company
Bank of Oklahoma, N.A.	/s/ Walter H. Wulf, Jr.
PO Box 268800	Walter H. Wulf, Jr.
Oklahoma City, OK 73126-8800	President
CUSTOMER

Form BOK763 (04/10/00)	Copyright 1/89 American Bank Systems, Inc.